                               CONTRACT SCHEDULE
                   GUARANTEED WITHDRAWAL BENEFIT (GWB) RIDER

GWB EFFECTIVE DATE:                    May 20, 2013

GWB PURCHASE PAYMENT PERIOD:           120 days from the Effective Date

MAXIMUM BENEFIT AMOUNT:                $5,000,000

GWB ADJUSTMENT ANNIVERSARY:            Not Applicable

GWB ADJUSTMENT PERCENTAGE:             0%

GWB WITHDRAWAL RATE:                   5.00% If the first withdrawal is taken before the
                                       5/th/ Contract Anniversary. 6.00% If the first
                                       withdrawal is taken on or after the 5/th/
                                       Contract Anniversary but before the 10/th/
                                       Contract Anniversary. 7.00% If the first
                                       withdrawal is taken on or after the 10/th/
                                       Contract Anniversary.

AUTOMATIC STEP-UP DATE:                Every Contract Anniversary

MAXIMUM AUTOMATIC STEP-UP AGE:         85

GWB MAXIMUM FEE RATE:                  1.80%

GWB FEE RATE:                          0.90%

GWB CANCELLATION WINDOW PERIODS:       30 day period following the 5/th/, 10/th/, and
                                       15/th/ and later Contract Anniversaries following
                                       the Effective Date

GUARANTEED PRINCIPAL ADJUSTMENT        15/th/ Contract Anniversary following the
ELIGIBILITY DATE:                      Effective Date

GWB MAXIMUM CONTINUATION AGE:          80

ALLOCATION, TRANSFER AND REBALANCING
LIMITS:
------------------------------------

    GWB SUBACCOUNTS:                   Barclays Aggregate Bond Index Portfolio
                                       AQR Global Risk Balanced Portfolio
                                       AllianceBernstein Global Dynamic Allocation Port
                                       MetLife Balanced Plus Portfolio
                                       BlackRock Global Tactical Strategies Portfolio
                                       Pyramis Government Income Portfolio
                                       JPMorgan Global Active Allocation Portfolio
                                       Invesco Balanced-Risk Allocation Portfolio
                                       Schroders Global Multi-Asset Portfolio
                                       MetLife Multi-Index Targeted Risk Portfolio
                                       Pyramis Managed Risk Portfolio
                                       3-Month Market Entry
                                       6-Month EDCA
                                       12-Month EDCA

MLIU-GWB (4/13)                          1

PLATFORM 1 MINIMUM PERCENTAGE:         NO LIMITS APPLY

PLATFORM 1 SUBACCOUNTS:                N/A

PLATFORM 2 MAXIMUM PERCENTAGE:         NO LIMITS APPLY

PLATFORM 2 SUBACCOUNTS:                N/A

PLATFORM 3 MAXIMUM PERCENTAGE:         NO LIMITS APPLY

PLATFORM 3 SUBACCOUNTS:                N/A

PLATFORM 4 MAXIMUM PERCENTAGE:         NO LIMITS APPLY

PLATFORM 4 SUBACCOUNTS:                N/A

MLIU-GWB (4/13)                          2

                               CONTRACT SCHEDULE

GUARANTEED WITHDRAWAL BENEFIT (GWB) PAYMENT ENHANCEMENT SPECIFICATIONS:

 PAYMENT ENHANCEMENT WAITING PERIOD:    3 Years

 PAYMENT ENHANCEMENT RATE:              150%

 MINIMUM PAYMENT ENHANCEMENT            90 days
 CONFINEMENT PERIOD:

 MAXIMUM PAYMENT ENHANCEMENT AGE:       Contract Anniversary after the oldest
                                        Owner's 80/th/ birthday unless a
                                        request to exercise this feature was
                                        previously approved by us

MLIU-GWB (4/13)                          3

                      THIS PAGE INTENTIONALLY LEFT BLANK